Exhibit 10.9

Alumina Refinery (Wagerup) Agreement and

Acts Amendment Act 1978

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Western Australia

Alumina Refinery (Wagerup) Agreement and

Acts Amendment Act 1978

Contents

	Part IA — Preliminary
1.	Short title	2
	Part I — Wagerup
2.	Interpretation	3
3.	Ratification of the Agreement	3
4.	1987 Variation Agreement	3
	Schedule — Alumina Refinery (Wagerup) Agreement Notes
	Compilation table	20
	Defined terms

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Western Australia

Alumina Refinery (Wagerup) Agreement and

Acts Amendment Act 1978

An Act to ratify an Agreement between the State of Western Australia and Alcoa of Australia Limited for the purpose of the establishment of an alumina refinery at Wagerup, to amend the Alumina Refinery Agreement Act 1961, and the Alumina Refinery (Pinjarra) Agreement Act 1969, and for related purposes.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Part IA            Preliminary

s.1

Part IA — Preliminary

[Heading inserted by No. 19 of 2010 s. 43(2).]

1.	Short title

This Act may be cited as the Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978 1.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Part I — Wagerup

2.	Interpretation

In this Act —

the Agreement means the agreement a copy of which is set out in the Schedule;

the 1987 Variation Agreement means the agreement a copy of which is set forth in the Schedule to the Alumina Refinery Agreements (Alcoa) Amendment Act 1987.

[Section 2 inserted by No. 86 of 1987 s.14.]

3.	Ratification of the Agreement

The Agreement is hereby ratified.

4.	1987 Variation Agreement

The Agreement is amended in accordance with the 1987 Variation Agreement.

[Section 4 inserted by No. 86 of 1987 s.15.]

[Parts II and III omitted under the Reprints Act 1984 s. 7(4)(e).]

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Schedule            Alumina Refinery (Wagerup) Agreement

Schedule — Alumina Refinery (Wagerup) Agreement

[s. 2]

[Heading amended by No. 19 of 2010 s. 4.]

THIS AGREEMENT made the 18th day of April, 1978 BETWEEN THE HONOURABLE SIR CHARLES WALTER MICHAEL COURT, O.B.E., M.L.A. Premier of the State of Western Australia acting for and on behalf of the Government of the said State and its instrumentalities (hereinafter referred to as “the State”) of the one part and ALCOA OF AUSTRALIA LIMITED the name whereof was formerly Western Aluminium No Liability, later Alcoa of Australia (W.A.) N.L. and later ALCOA OF AUSTRALIA (W.A.) LIMITED a company duly incorporated under the Companies Statutes of the State of Victoria and having its principal office in that State at 535 Bourke Street, Melbourne and having its registered office in the State of Western Australia at Hope Valley Road, Kwinana (hereinafter referred to as “the Company” which term shall include its successors and permitted assigns) of the other part.

WHEREAS:

(a)	The parties are the parties to —

(i)	the agreement between them defined in section 2 of the Alumina Refinery Agreement Act 1961-1974 of the State of Western Australia (which agreement is hereinafter referred to as “the principal agreement”);

(ii)	the agreement between them defined in section 1A of the Alumina Refinery (Pinjarra) Agreement Act 1969-1976 of the State of Western Australia (which agreement is hereinafter referred to as “the Pinjarra agreement”);

(b)	the Company has pursuant to the principal agreement established at Kwinana a refinery, a berth and other services and facilities relating thereto;

(c)	the Company has pursuant to the Pinjarra agreement established near Pinjarra a refinery and related facilities for the production and shipment of alumina and at Bunbury a berth and other services and facilities relating thereto;

(d)	the Company desires to establish an additional refinery with an ultimate planned capacity of 4 000 000 tonnes of alumina per

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Alumina Refinery (Wagerup) Agreement             Schedule

annum at or near Wagerup and related facilities for the production of alumina from bauxite mined from within mineral leases granted pursuant to the principal agreement and for the shipment of such alumina;

(e)	it is desired to make provision for the grant of additional rights to and the undertaking of additional obligations by the Company as hereinafter provided;

(f)	it is desired to amend the principal agreement and the Pinjarra agreement as hereinafter provided.

NOW THIS AGREEMENT WITNESSETH:

Interpretation 2

1.	In this Agreement subject to the context —

“approve”, “approval”, “notify”, “request” or “require” means approve, approval, notify, request or require in writing as the case may be;

“clause” means a clause of this agreement;

“environmental review and management programme” means any environmental review and management programme and any variation thereof referred to in clause 6 hereof;

“State Energy Commission” means the State Energy Commission of Western Australia established pursuant to the State Energy Commission Act 1945;

“Wagerup refinery” means a refining plant at or near Wagerup in which bauxite is treated to produce alumina;

“Wagerup refinery site” means the site on which the Wagerup refinery is to be situated as delineated and coloured red on the plan marked “A” (initialled by the parties hereto for the purposes of identification) together with such other land as may be agreed upon between the parties from time to time;

“the principal agreement” and the “Pinjarra agreement” refer to those agreements respectively whether in their original form or as from time to time added to, varied or amended;

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Schedule            Alumina Refinery (Wagerup) Agreement

“this Agreement” “hereof” and “hereunder” refer to this Agreement whether in its original form or as from time to time added to, varied or amended;

words and phrases to which meanings are given under clause 2 of the principal agreement (other than words and phrases to which meanings are given in this Agreement) shall have the same respective meanings in this Agreement as are given to them under clause 2 of the principal agreement;

words and phrases to which meanings are given under clause 1 of the Pinjarra agreement (other than words and phrases to which meanings are given in this Agreement) shall have the same respective meanings in this Agreement as are given to them under clause 1 of the Pinjarra agreement.

Initial obligations of the State 2

2.	The State shall —

(a)	introduce and sponsor a Bill in the Parliament of Western Australia to ratify this Agreement and endeavour to secure its passage as an Act prior to 31st December, 1978; and

(b)	to the extent reasonably necessary for the purposes of this Agreement but subject to the provisions of clause 13 (2) of the principal agreement where applicable allow the Company to enter upon Crown lands.

Ratification and operation 2

3. (1) The provisions of this Agreement other than this clause and clauses 1 and 2 shall not come into operation until the Bill referred to in clause 2 has been passed by the Parliament of Western Australia and comes into operation as an Act.

(2) If before 31st December, 1978 the said Bill is not passed then unless the parties hereto otherwise agree this Agreement shall then cease and determine and neither of the parties hereto shall have any claim against the other of them with respect to any matter or thing arising out of, done, performed or omitted to be done or performed under this Agreement.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Alumina Refinery (Wagerup) Agreement             Schedule

(3) On the said Bill commencing to operate as an Act all the provisions of this Agreement shall operate and take effect notwithstanding the provisions of any Act or law.

Refinery 2

4. The Company shall, subject to the approval by the State of the environmental review and management programme, commence to construct the Wagerup refinery at the Wagerup refinery site and thereafter continue such construction and —

(a)	within 3 years of the date upon which the environmental review and management programme is approved, complete and have in operation the first stage of the Wagerup refinery with a capacity to produce not less than 200 000 tonnes of alumina per annum, and

(b)	within 15 years of the date upon which the first stage of the Wagerup refinery is completed and in operation pursuant to paragraph (a) of this clause, expand the Wagerup refinery to have a capacity to produce approximately 2 000 000 tonnes of alumina per annum.

PROVIDED THAT if the Company shall in writing reasonably demonstrate to the Minister that it has used its best endeavours to negotiate, on terms reasonably acceptable to the Company, the finance required to construct or, as the case may be, expand the Wagerup refinery and to complete, on terms reasonably acceptable to the Company, the sales contracts necessary for the sale of alumina produced at the Wagerup refinery to make the Company’s project economically practicable, but because of prevailing finance and/or market conditions it has been unsuccessful, the Minister shall grant the Company such extensions of time as are appropriate to the situation PROVIDED FURTHER that nothing in this clause shall limit the effect of clause 29 of the principal agreement or clause 11 of the Pinjarra Agreement.

Mining Plan 2

5. The Company after consultation with the Conservator of Forests will prepare and submit to the State not later than two years after the 30th day of June, 1978 a plan in reasonable detail of its proposed mining operations upon areas of State Forest and Crown land during the succeeding ten years and such plan after like consultation shall be reviewed and resubmitted thereafter at yearly intervals.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Schedule            Alumina Refinery (Wagerup) Agreement

Environment, Environmental Review and Management Programme 2

6.        (1) On or before 30th June, 1978 the Company shall submit to the Minister for approval by the State a detailed environmental review and management programme as to measures to be taken in respect of the Company’s undertakings pursuant to clause 4 and the mining operations associated therewith for the protection and management of the environment including rehabilitation and/or restoration of the mined areas and areas used for the disposal of red mud, the prevention of the discharge of tailings, slimes, pollutants or overburden and the minimization of salt release into the surrounding country, water courses, lakes or underground water supplies and the prevention of soil erosion.

Continuous programme of investigation and research 2

(2) The Company shall implement the environmental review and management programme approved under subclause (1) of this clause and any variation thereof that the State may approve from time to time and shall carry out continuous investigations and research (including monitoring and the study of sample areas to ascertain the effectiveness of the measures it is taking pursuant to the approved environmental review and management programme for the protection and management of the environment.

Reports 2

(3) The Company shall, during the currency of this Agreement, at yearly intervals commencing twelve months after the environmental review and management programme is approved submit an interim report to the State concerning investigations and research carried out pursuant to subclause (2) of this clause and at 3 yearly intervals commencing from such date submit a detailed report to the State on the result of the investigations and research during the previous 3 years.

Additional information 2

(4) The State may require the Company to submit such additional information as may be reasonably required in respect of all or any of the matters the subject of the detailed report.

Environment. Further expansion of refinery 2

7. If the Company proposes to expand the refinery beyond a capacity of 2 000 000 tonnes per annum to any capacity not exceeding 4 000 000 tonnes per annum the provisions of clause 6 shall apply mutatis mutandis in respect of the Company’s proposed expansion and the mining operations associated therewith.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Alumina Refinery (Wagerup) Agreement             Schedule

State Energy Commission. Establishment of facilities 2

8. The Company and the State Energy Commission are empowered to enter into arrangements for —

(1)	the establishment of combined electricity generating and steam generating facilities by the Company and the State Energy Commission upon terms and conditions to be agreed between them; and

Sale of energy 2

(2)	the sale of energy by the Company to the State Energy Commission.

Additional areas of leased land at Bunbury 2

9. Where in the opinion of the Minister, the Company, by reason of the expansion of its operations pursuant to this Agreement and/or the Pinjarra agreement, requires land in the vicinity of the port at Bunbury, in addition to land leased to the Company pursuant to the provisions of paragraph (d) of subclause (4) of clause 5 of the Pinjarra agreement, the State shall lease to the Company such additional area or areas of land as the Minister may determine (at such rentals as may be agreed upon) having regard to the requirements of the Bunbury Port Authority, the State Energy Commission and to the requirements of other users of the port.

Rail transport 2

10. (1) Subject to the provisions of subclauses (2) and (3) of this clause the Company shall transport by rail —

(a)	to Bunbury and/or Kwinana all alumina for shipment by sea produced from the Wagerup refinery;

(b)	from Bunbury and/or Kwinana to the Wagerup refinery all the Company’s requirements of bulk materials required for the operations of the refinery including caustic soda and fuel oil; and

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Schedule            Alumina Refinery (Wagerup) Agreement

(c)	the Company’s requirements of lime, limestone and starch if the parties agree that the tonneages distances and economics warrant the use of rail.

(2) The provisions of subclause (1) of this clause shall not apply during any period in which the State for any reason shall be unable to transport the Company’s daily requirements by rail.

(3) The Company may, subject to clause 14 —

(a)	transport bauxite to the Wagerup refinery by conveyor; and

(b)	transport caustic soda, and gaseous and liquid fuels by pipeline.

Upgrading and rolling stock 2

(4) The Company shall, if required by the State, advance to the State a sum or sums to be agreed between the parties towards the cost of the State providing locomotives, brakevans and wagons for the purposes of this Agreement and of upgrading the existing railway from Wagerup to Bunbury and/or Kwinana according to a mutually acceptable programme. Any advances made pursuant to this paragraph shall be repaid on terms and conditions (including the rates of interest) to be agreed between the parties at the time.

Freight rates2

(5) The Company and the Railways Commission shall enter into a freight agreement embodying the terms and conditions under which commodities are to be carried by the Railways Commission pursuant to this Agreement.

Additional facilities 2

(6) The Company shall in accordance with plans and specifications agreed upon between the Company and the Railways Commission at its own cost provide, maintain, and renew as necessary loading and unloading facilities sufficient at all times to meet train operating requirements and terminal equipment (including weighing devices, communication systems and fixed site radio equipment, sidings, shunting loops, spurs and other connections) together with a staff adequate to ensure the proper operation of all such loading and unloading facilities and terminal equipment.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Alumina Refinery (Wagerup) Agreement             Schedule

Provision and maintenance of rolling stock 2

(7) Subject to subclauses (4) (5) and (6) of this clause the Railways Commission shall at its own cost provide maintain and service all railways, locomotives, brakevans and wagons necessary and suitable for the purposes of this Agreement.

Notice of requirements 2

(8) The Company shall provide to the satisfaction of the Railways Commission adequate notice in advance of its requirements (including anticipated tonneages in each year) as to the use of the railways to enable the Railways Commission to make arrangements to meet those requirements and shall thereafter give not less than 18 months prior notice of any significant change in those requirements. In particular the Company shall agree with the Railways Commission the pattern of working including weekly and monthly despatches.

Road licenses 2

11.	The State shall —

(a)	ensure that subject to the provisions of subclause (1) of clause 10 and subject to the payment by the Company of appropriate fees, the Commissioner of Transport under the Transport Commission Act 1966, will not refuse to grant and issue to the Company (or suppliers to or contractors with the Company and subcontractors of such contractors approved by the State) a license to transport by road goods and materials required for the construction repair operation and maintenance of the Wagerup refinery and associated mining or shipping facilities within the area bounded by a circle having a radius of 110 kilometres from the Wagerup refinery site;

(b)	permit all goods and materials of the Company other than those referred to in paragraph (a) of this clause to move by road subject to the provisions of the Transport Commission Act; and

(c)	ensure that the appropriate fees charged to the Company for licenses under the Transport Commission Act will not be such as to discriminate against the Company its suppliers contractors and subcontractors.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Schedule            Alumina Refinery (Wagerup) Agreement

Use of local professional services, labour and materials 2

12. (1) The Company shall for the purposes of this Agreement as far as it is reasonable and economically practicable —

(a)	use the services of engineers, surveyors, architects and other professional consultants resident and available within the said State;

(b)	use labour available within the said State;

(c)	when calling for tenders and letting contracts for works materials plant equipment and supplies ensure that Western Australian suppliers manufacturers and contractors are given reasonable opportunity to tender or quote; and

(d)	give proper consideration and where possible preference to Western Australian suppliers manufacturers and contractors when letting contracts or placing orders for works materials plant equipment and supplies where price quality delivery and service are equal to or better than that obtainable elsewhere.

(2) The Company shall from time to time during the currency of this Agreement when requested by the Minister submit a report concerning its implementation of the provisions of subclause (1) of this clause.

Town development 2

13. (1) The Company shall cause to be provided and where applicable maintained in the Wagerup region and made available at such prices, rentals or charges and upon such terms and conditions as are fair and reasonable under the circumstances, housing accommodation to the extent necessary to provide for the needs of its staff and employees and contractors engaged in the Company’s operations hereunder.

(2) The parties recognise that as a consequence in part of the progressive development of the Company’s operations hereunder the need will progressively develop in the Wagerup region for additional sewerage treatment works water supply headworks main drainage educational hospital and police services. The Company accepts the principle of fair and reasonable sharing by it whether by way of capital contribution or otherwise of the costs of establishing and extending such works and services having regard to the benefits flowing to the State, the community, the Company and others therefrom.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Alumina Refinery (Wagerup) Agreement             Schedule

(3) For the purposes of this clause the “Wagerup region” refers to established townships in the vicinity of the Wagerup refinery and the immediate neighbourhoods of those towns, and such other areas as the Minister and the Company may from time to time agree.

Proposals for transportation systems 2

14. (1) If the Company desires to construct or cause to be constructed any railway, road, conveyor or pipeline (including any necessary underpass or overpass of a public road or railway) for the transport of —

(i)	bauxite, or any other substance required for the operation of the Wagerup refinery, or

(ii)	alumina or any other substance produced as the result of the operations of the Wagerup refinery,

the Company shall first submit proposals in respect of such construction for the approval of the Minister.

(2) The provisions of subclause (1) of this clause shall not apply in respect of the construction of any road, conveyor or pipeline, on land owned by the Company, but nothing in this subclause shall exempt the Company from compliance with the provisions of any Act from time to time in force relating thereto.

Railways Commission to construct railway 2

(3) Any railway to be constructed pursuant to subclause (1) of this clause shall subject to the approved proposal be constructed by the Railways Commission at the cost of the Company and the provisions of section 96 of the Public Works Act 1902 shall not apply to such construction. Any such railway shall for all purposes, be deemed to be constructed under the authority of a special Act passed on the date of the said approved proposal and in accordance with section 96(1) of the Public Works Act.

Easements 2

(4) The State shall grant to the Company on such terms as the parties hereto shall agree such, easements over Crown land as may be necessary to enable the Company to proceed with construction pursuant to this clause.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Schedule            Alumina Refinery (Wagerup) Agreement

Protection of works and prevention of injury 2

(5) The Company shall in respect of works constructed on easements granted pursuant to subclause (4) of this clause, take such measures as may be necessary to protect such works and to prevent injury or damage to the public.

Water 2

15. (1) On or before 31st day of December, 1978, and from time to time thereafter as the Company may require, the Company shall submit to the Minister for his approval its proposals for the provision of water for the operation of the Wagerup refinery and associated mining operations including details of proposed bores, dams, supply channels or pipelines, and diversions of existing drainage or irrigation works within the Wagerup refinery site.

(2) Subject to subclause (1) the State shall grant to the Company pursuant to the provisions of the Rights in Water and Irrigation Act 1914, a licence or licences to permit the Company to obtain water from above and/or below the surface of the Wagerup refinery site up to a specified maximum annual quantity in respect of each such source Provided However that the State may after consultation with the Company, having regard to the water requirements of the Company, amend such licence from time to time.

(3) The parties recognise that as development of the Company’s water resources pursuant to subclause (1) of this clause will be at the expense of the Company, the Company will at all times be entitled to a first call on surface water from sources situate within the Wagerup refinery site. Subject to the foregoing, should at any time there not be available for any cause (including an amendment of any licence granted under subclause (2) of this clause) an adequate supply of water for the Company’s requirements, the State will promptly use reasonable endeavours to establish an alternative or supplementary supply and the Company will contribute a fair and reasonable proportion of the costs involved.

Roads 2

Private roads 2

16. (1) The Company shall —

(a)	be responsible for the cost of the construction and maintenance of all private roads which shall be used in its operations hereunder;

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Alumina Refinery (Wagerup) Agreement             Schedule

(b)	at its own cost make such provision as shall ensure that all persons and vehicles (other than those engaged upon the Company’s operations and its invitees and licensees) are excluded from use of any such private roads; and

(c)	at any place where such private roads are constructed by the Company so as to cross any railways or public roads provide such reasonable protection as may be required by the Commissioner of Main Roads or the Railways Commission as the case may be.

Public roads 2

(2) The State shall maintain or cause to be maintained public roads over which it has control (and which may be used by the Company) to a standard similar to comparable public roads maintained by the State.

Upgrading 2

(3) In the event that the Company’s operations require the use of a public road which is inadequate for the purpose, or result in excessive damage or deterioration of any public road (other than fair wear and tear) the Company shall pay to the State the whole or an equitable part of the total cost of any upgrading required or of making good the damage or deterioration as may be reasonably required by the Commissioner of Main Roads having regard to the use of such road by others.

Closure of roads 2

(4) The Minister may, notwithstanding the provisions of the Local Government Act 1960 and the Land Act 1933, for the purpose of the Company’s operations under this Agreement after consultation with the relevant local authority and the Minister for Lands close and dispose of to the Company on such terms and conditions as the Minister considers appropriate —

(a)	those portions of the roads on the plan marked “A” referred to in clause 1 as are coloured blue; and

(b)	those portions of other roads bounded on either side by land owned by the Company as the Company may from time to time require to be closed.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Schedule            Alumina Refinery (Wagerup) Agreement

Replacement roads 2

(5) If the Minister is of the opinion that the closure of portions of any road referred to in subclause (4) of this clause prevents or impedes —

(a)	reasonable public access —

(i)	from the Armadale-Bunbury Road (also known as the South Western Highway) to the Bunbury Highway (also known as the Old Coast Road); or

(ii)	from the Armadale-Bunbury Road to the Darling escarpment; or

(iii)	between areas north and south of the Wagerup refinery site;

(b)	any owner or occupier of land abutting or contiguous to such road from having reasonable access to a public road, the Minister may require the Company to construct or, where applicable upgrade, at its own expense to a standard similar to comparable public roads constructed by the State or local authority as the case may be, a road or roads to provide such access.

Liability 2

(6) The parties hereto further covenant and agree with each other that —

(a)	for the purposes of determining whether and the extent to which —

(i)	the Company is liable to any person or body corporate (other than the State); or

(ii)	an action is maintainable by any such person or body corporate in respect of the death or injury of any person or damage to any property arising out of the use of any of the roads for the maintenance of which the company is responsible hereunder and for no other purpose the Company shall be deemed to be a municipality and the said roads shall be deemed to be streets under the care control and management of the Company; and

(b)	for the purposes of this clause the terms “municipality” “street” and “care control and management” shall have the meaning which they respectively have in the Local Government Act 1960.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Alumina Refinery (Wagerup) Agreement             Schedule

Environmental Protection 2

17. Nothing in this Agreement shall be construed to exempt the Company from compliance with any requirement in connection with the protection of the environment arising out of or incidental to the operations of the Company hereunder that may be made by the State or any State agency or instrumentality or any local or other authority or statutory body of the State pursuant to any Act for the time being in force.

Amendments to principal agreement 2

18. The principal agreement is hereby amended by substituting for clause 28 the following —

Variation 2

28. (1) The parties hereto may from time to time by agreement in writing add to substitute for cancel or vary all or any of the provisions of this Agreement or of any lease licence easement or right granted hereunder or pursuant hereto for the purpose of more efficiently or satisfactorily implementing or facilitating any of the objects of this Agreement.

(2) The Minister shall cause any agreement made pursuant to subclause (1) of this clause in respect of any addition substitution cancellation or variation of the provisions of this Agreement to be laid on the Table of each House of Parliament within 12 sitting days next following its execution.

(3) Either House may, within 12 sitting days of that House after the agreement has been laid before it pass a resolution disallowing the agreement, but if after the last day on which the agreement might have been disallowed neither House has passed such a resolution the agreement shall have effect from and after that last day.

Construction — principal agreement 2

19. The provisions of the principal agreement shall mutatis mutandis apply to this Agreement except that where any provision in the principal agreement is inconsistent with any provision in this Agreement the provisions of this Agreement shall prevail.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Schedule            Alumina Refinery (Wagerup) Agreement

Amendments to Pinjarra agreement 2

20. The Pinjarra agreement is hereby amended by adding after clause 5 a new clause 5A as follows —

Modifications to Bunbury Port Authority Act 2

5A For the purpose of this Agreement in respect of any land leased to the Company pursuant to the Bunbury Port Authority Act 1909 that Act shall be deemed to be modified by: —

(a)	the deletion of the proviso to section 25; and

(b)	the inclusion of a power to grant leases or licences for terms or periods (including renewal rights) and for such purposes as are consistent with the provisions of this Agreement, in lieu of the terms or periods and purposes referred to in section 25.

Construction — Pinjarra agreement 2

21.	The provisions of the Pinjarra agreement (other than —

(a)	clause 4, subclause (2), paragraphs (c), (cc), (d), (e) and (hh);

(b)	clause 4, subclause (9), paragraphs (e), (f), (g) and (i);

(c)	clause 5, subclause (2);

(d)	clause 5, subclause (4), paragraphs (a), (b), (c), (d), (e) and (f);

(e)	clause 6;

(f)	clause 13; and

(g)	clause 15

thereof) shall mutatis mutandis apply to this Agreement except that where any provision of the Pinjarra agreement is inconsistent with any provision in this Agreement the provisions of this Agreement shall prevail.

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Alumina Refinery (Wagerup) Agreement             Schedule

In WITNESS whereof the parties hereto have executed this Agreement the day and year first hereinbefore mentioned.

SIGNED by the said THE HONOURABLE SIR CHARLES WALTER MICHAEL COURT, O.B.E., M.L.A., in the presence of	CHARLES COURT

ANDREW MENSAROS MINISTER FOR INDUSTRIAL DEVELOPMENT

The COMMON SEAL of ALCOA OF AUSTRALIA LIMITED was hereunto affixed in the presence of	(C.S.)

DIRECTOR J. C. BATES

DIRECTOR WALDO PORTER, Jr.

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Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Notes

[1]	This is a compilation of the Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978 and includes the amendments made by the other written laws referred to in the following table.

Compilation table

Short title	Number and year	Assent	Commencement
Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978	15 of 1978	18 May 1978	18 May 1978
Alumina Refinery Agreements (Alcoa) Amendment Act 1987 Pt. IV	86 of 1987	9 Dec 1987	9 Dec 1987 (see s. 2)
Standardisation of Formatting Act 2010 s. 4 and 43(2)	19 of 2010	28 Jun 2010	11 Sep 2010 (see s. 2(b) and Gazette 10 Sep 2010 p. 4341)

[2]	Sidenotes in the agreement have been represented as bold headnotes in this reprint but that does not change their status as sidenotes.

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Extract from www.slp.wa.gov.au, see that website for further information

Alumina Refinery (Wagerup) Agreement and Acts Amendment Act 1978

Defined terms

Defined terms

[This is a list of terms defined and the provisions where they are defined. The list is not part of the law.]

Defined term	Provision(s)
the 1987 Variation Agreement	2
the Agreement	2

As at 11 Sep 2010	Version 01-c0-05	page 21
Extract from www.slp.wa.gov.au, see that website for further information21